UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2014

EQCO2, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52653	98-0505768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas NV 89141
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (702) 448-1543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On July 10, 2014, EQCO2, Inc. formerly known as Cleantech Transit, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with an unrelated third party, Discovery Carbon Environmental Securities Corporation (“DCE”), a Nevada corporation, where the parties terminated the Exchange Agreement between the parties dated May 8, 2013. As part of the settlement, all parties agreed to dismiss their respective lawsuits against each other. The shares of stock issued to the DCE’s president were returned to the Company and will be cancelled.

As part of the Agreement, among other things, the Company will amend it Articles of Incorporation to change its name.

As part of the transaction, the Company has appointed a new CEO, Kenneth Bosket, who previously served as its CEO and Montse Zaman was appointed as Secretary, the position she held prior to the Exchange Agreement. Mr. Bosket and Mrs. Zaman were also appointed directors, replacing William Barnwell, who was CEO and director, Arnold Sock and Shad Sullivan, both directors of the Company. The size of the Board has been increased to six and the following have also been appointed directors: Harold Gewerter, John Scrudato, who will also serve as CFO, Mark Vega and Arnulfo Saucedo-Bardan.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

As part of the Agreement, Kenneth Bosket and Montse Zaman were appointed as directors, replacing William Barnwell, Arnold Sock and Shad Sullivan. Subsequent to the resignations of the former directors, four additional directors were appointed: Harold Gewerter, John Scrudato, Mark Vega, and Arnulfo Saucedo-Bardan.

KENNETH BOSKET. Kenneth Bosket is a director of the Company. Mr. Bosket previously served as CEO and a director of the Company from July, 2011 to June, 2013. Mr. Bosket retired in 2004 after 30 years with Sprint (Telecommunication Division). Mr. Bosket is co-founder of JaHMa, a music company in Las Vegas, Nevada and a former Board Member and President of Bridge Counseling Associates, a mental health and substance abuse service company. His experience includes implementing appropriate procedures for positioning his organization's goals with successful teaming relationships, marketing and over 30 years of extensive customer service, as well as managing various departments, and being a western division facilitator working directly for a President of Sprint. Mr. Bosket has received numerous awards, such as the Pinnacle Award for his exceptional service with his former employer combined with his community service involvements. Mr. Bosket earned a Masters of Business Administration from the University of Phoenix and a Bachelor's of Business Administration from National University. Mr. Bosket brings to the Company extensive experience in managing employees as well as extensive marketing experience which have been invaluable in helping the Company move forward with its business plan. Mr. Bosket is also an officer and director of Crown Equity Holdings, Inc., a position he has held since June, 2008. Crown Equity trades under the symbol “CRWE.OB.”

MONTSE ZAMAN. Montse Zaman is a director and the Company’s Secretary. Montse Zaman was the Secretary and Treasurer and a director for the Company from July, 2011 to June, 2013. She worked for Zaman & Company, a private business consulting firm, as an administrative assistant from 2003 until the end of 2008 when she joined the Company. Ms. Zaman has extensive organizational experience and is involved in handling the day-to-day administrative operations of the Company. Ms. Zaman has an extensive background in journalism and has a degree in Communications from Instituto Superior De Ciencia Y Technologia A.C. in Mexico. Mrs. Zaman possesses strong administrative credentials which have proven invaluable in handling the daily operations of the Company and reporting and working directly with the Company’s CFO in ensuring that all financial transactions are accurately and properly reported. Mrs. Zaman is also an officer and director of Crown Equity Holdings, Inc., a position she has held since February, 2008. Crown Equity trades under the symbol “CRWE.OB”

HAROLD GEWERTER. Harold Gewerter is a director. Mr. Gewerter has been in private practice of law since 1979. Mr. Gewerter has lectured for various bar associations and other associations in Nevada, Hawaii, California, Washington, Alaska, and Ohio in the areas of Taxation, Securities Law, Real Estate and Estate planning. Mr. Gewerter is a member of the Nevada State Bar and is also admitted to practice before the United States Supreme Court, the United States District Court for the District of Nevada, the Ninth Circuit Court of Appeals, the United States Tax Court and the United States Court of Claims. Mr. Gewerter is a graduate of the University of Southern California where he received his Bachelor of Arts and Master of Science. He received his Juris Doctor from Southwestern University School of Law.

JOHN SCRUDATO. John Scrudato is CFO and a director. John Scrudato CPA has for the past twenty five years acted as managing partner of Scrudato & Co., CPA's, and John Scrudato CPA. Mr. Scrudato has administered and supervised the Company's audit, accounting, and tax clients, provided CFO services for individual clients, as well as Edgar financial oversight, and is an invaluable resource for all public accounting issues. This accounting professional is a registered agent with the PCAOB and audits publicly traded companies through their oversight policies. Mr. Scrudato is also an officer and director of Crown Equity Holdings, Inc., a position he has held since July, 2013. Crown Equity trades under the symbol “CRWE.OB.”

 ARNULFO SAUCEDO-BARDAN. Mr. Saucedo-Bardan is a director. Arnulfo Saucedo-Bardan is an entrepreneur from Torreon Coahuila, Mexico. In 2005, he opened and operated a small independent Mexican food restaurant in Mexico, City, until December of 2007. In 2008, he joined the Crown Equity Holdings Inc. team as CEO and later served as the Company's Chairman until January of 2013. Mr. Saucedo-Bardan has a Bachelor Degree in engineering from the Instituto Tecnologico De La Laguna in Torreon Coahuila. Mr. Saucedo-Bardan is also a director of Crown Equity Holdings, Inc. Crown Equity trades under the symbol “CRWE.OB.”

MARK VEGA. Mark Vega is a director. Mark Vega brings years of corporate planning and technical (IT) management experience to the company. Mark has been in charge of the IT department of Crown Equity Holdings Inc. for more than seven years. His responsibilities include overall technical strategy in addition to managing advanced development groups. Mr. Vega attended California State University, studying Computer Science, Chemistry and Music. Mr. Vega is also a director of Crown Equity Holdings, Inc. Crown Equity trades under the symbol “CRWE.OB.”

ITEM 7.01 FD Disclosure

(a)	The Company issued press releases on July 11, 2014, a copy of which is attached hereto as an exhibit.
(b)
The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release Dated: July 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EQCO2, Inc. f/k/a CLEANTECH TRANSIT, INC.

July 11, 2014	By:	/s/ Kenneth Bosket
Kenneth Bosket, CEO